Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [________], 2026 (the “Effective Date”) by and between Holtec Nuclear Corporation, a Delaware corporation (the “Company”), and [____________] (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (as in effect from time to time, the “DGCL”), and the Company wishes to enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company; provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) A “Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c) “Expenses” includes, without limitation, reasonable expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed Proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, including attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 16 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither is presently, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2. Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation.

3. Indemnification and Advancement of Expenses.

(a) The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that, notwithstanding any provision of this Agreement, no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(i) to the extent expressly prohibited by applicable law;

(ii) for and to the extent that payment is actually made to the Indemnitee under an insurance policy or under any other indemnity clause, provision of the certificate of incorporation or bylaws, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee);

(iii) in connection with an action, suit, or proceeding, or part thereof initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Company or the Board of Directors otherwise determines that indemnification or advancement of Expenses is appropriate; or

(iv) for (1) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or similar provisions of state statutory law or common law and (2) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

(b) Subject to the next sentence, if the Board of Directors authorizes any proceeding to recoup, recover, or cancel any cash, equity, or other compensation that the Company or any of its subsidiaries has paid or promised, or in the future pays or promises, to the Indemnitee pursuant to any policy adopted by the Board or any policy in the future adopted by the Board in the good-faith belief that the policy is necessary to ensure the Company’s compliance with applicable laws, regulations, or stock exchange listing requirements (a “Clawback Proceeding”), then (a) the Indemnitee shall not be entitled to any Indemnification for any liability, and loss (including judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement by or on behalf of the Indemnitee) incurred by the Indemnitee as a result of the Clawback Proceeding (including any amounts owed by the Indemnitee in a judgment or settlement thereof) and (b) the Indemnitee shall not be entitled to indemnification or advancement of any Expenses incurred by the Indemnitee to defend the Clawback Proceeding. If the Indemnitee is successful on the merits or otherwise in the defense of any claim asserted against him or her in a Clawback Proceeding, the Indemnitee shall be indemnified for the Expenses he or she reasonably incurred to defend such claim. The Indemnitee hereby knowingly, voluntarily, and intentionally waives, and agrees not to assert any claim regarding, all indemnification, advancement, and other rights to which the Indemnitee is entitled under the other provisions of this Agreement (including Section 12 hereof), the Certificate of Incorporation, the Bylaws, the governing documents of each subsidiary of the Company, and the DGCL, in each case to the extent such waiver and agreement is necessary to give effect to the preceding provisions of this paragraph. The Indemnitee agrees and acknowledges that the compensation the Indemnitee has or will receive from the Company or any of its subsidiaries constitutes fair and adequate consideration in exchange for the waiver and agreement provided by the Indemnitee in this paragraph.

4. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified to the fullest extent permitted by the DGCL against all Expenses, liabilities, and losses (including judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement by or on behalf of the Indemnitee) actually and reasonably incurred by the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified to the fullest extent permitted by the DGCL against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the DGCL expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

6. Indemnification for Expenses of Successful Party. Notwithstanding any limitations of Sections 3, 4, and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action with or without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement by or on behalf of the Indemnitee actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement by or on behalf of the Indemnitee actually and reasonably incurred to which the Indemnitee is entitled.

8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the DGCL, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service with respect to the Company, in any Proceeding to which the Indemnitee neither is, nor is threatened to be made, a party.

9. Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company (the “Secretary”). Such request shall include documentation or information that is necessary to determine whether Indemnitee is entitled to indemnification under this Agreement and is reasonably available to the Indemnitee. Upon receipt by the Secretary of a written request by the Indemnitee for indemnification, the entitlement of the Indemnitee to indemnification, to the extent not required pursuant to the terms of Section 6 or Section 8 of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board of Directors, except with respect to Section 9(e) below): (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee). Upon failure of the applicable party to select such Independent Counsel or upon failure of the other party to approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10. Presumptions and Effect of Certain Proceedings. The Secretary shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company seeking an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Court of Chancery of the State of Delaware. Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of Delaware pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration. In any suit or arbitration brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL, including the standard described in Section 4 or 5, as applicable. Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit or arbitration that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all

Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law. Notwithstanding anything in this Agreement to the contrary, no determination of entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

12. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of stockholders or Disinterested Directors, provisions of a charter or bylaws (including the Certificate of Incorporation or Bylaws of the Company), or otherwise.

13. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee is serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

15. Notification and Defense of Proceeding. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense;

(b) Except as otherwise provided in this Section 15(b), the Company, jointly with any other indemnifying party similarly notified, may, at its option, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized in writing by the Company, (ii) the Indemnitee shall have reasonably concluded, based on consultation with counsel, that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16. Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Section 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder. Notwithstanding the foregoing, the Company shall not advance or continue to advance Expenses to the Indemnitee (except by reason of the fact that the Indemnitee is or was a director of the Company, in which event this paragraph shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith or in a manner that the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (ii) by a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (iv) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.

17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest extent set forth in this Agreement.

18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19. Other Provisions.

(a) This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Delaware without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any

other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209 North Orange Street, Wilmington, New Castle County, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(b) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

(d) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (excluding insurance obtained on the Indemnitee’s own behalf), and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e) This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

(f) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto with respect to the subject matter hereof.

(g) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid):

(A) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee may designate from time to time in accordance with this section.

(B) If to the Company to:

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or such other address as Company may designate from time to time in accordance with this section.

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IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

HOLTEC NUCLEAR CORPORATION

By:
Name:
Title:

Indemnitee

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT